EXHIBIT 23.4



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-4) and related Prospectus of AMVESCAP PLC for the registration of $350,000,000 of Senior Notes and to the incorporation by reference therein of our report dated February 28, 2003 with respect to the consolidated financial statements of AMVESCAP PLC included in its Annual Report (Form 20-F) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP

April 16, 2003
London, England